UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

SINO-GLOBAL SHIPPING AMERICA, LTD.
(Exact name of registrant as specified in its charter)

Virginia	001- 34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1044 Northern Boulevard, Suite 305 Roslyn, New York 11576-1514	11576-1514
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Explanatory Note

As previously reported in the Current Report on Form 8-K, dated February 15, 2017 (the “Form 8-K”), Sino-Global Shipping America, Ltd. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three institutional investors (the “Investors”) pursuant to which the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, in a registered direct offering, an aggregate of 1.5 million shares (the “Shares”) of the common stock, no par value, of the Company (“Common Stock”), at a purchase price of $3.18 per share, for aggregate gross proceeds to the Company of $4.77 million.

A copy of the opinion of Woods Rogers Edmunds & Williams PLC relating to the validity of the Common Stock issued in the Offering was not filed with the Form 8-K but is attached hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Woods Rogers Edmunds & Williams PLC
23.1	Consent of Woods Rogers Edmunds & Williams PLC (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino-Global Shipping America, Ltd.

Date: February 15, 2017	By:	/s/ Lei Cao
Lei Cao Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Woods Rogers Edmunds & Williams PLC
23.1	Consent of Woods Rogers Edmunds & Williams PLC (included in Exhibit 5.1)